As filed with the Securities and Exchange Commission on April 23, 2004
                                                Registration No. 333-

     -----------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
 (Includes Registration of Shares for resale by means of a Form S-3 Prospectus)

                      -------------------------------------
                               BIB HOLDINGS, LTD.
             (Exact name of registrant as specified in its charter)

                NEVADA                                     33-0895699
     (State or other jurisdiction              (IRS Employer Identification No.)
  of incorporation or organization)

                              7409 OAK GROVE AVENUE
                             LAS VEGAS, NEVADA 89117
               (Address of principal executive offices) (Zip Code)

                  ---------------------------------------------

              2004 INCENTIVE STOCK PLAN AND COMPENSATION AGREEMENTS

                  ---------------------------------------------
                              (Full title of plan)

                      GAIL BINDER, CHIEF EXECUTIVE OFFICER
                              7409 OAK GROVE AVENUE
                             LAS VEGAS, NEVADA 89117
                     (Name and address of agent for service)

                                 (702) 243-8809
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
     -----------------------------------------------------------------------

                                            Proposed          Proposed
         Title of                           Maximum           Maximum
         Securities        Amount           Offering          Aggregate         Amount of
         to be             to be            Price             Offering          Registration
         Registered        Registered       Per Share(1)      Price(1)          Fee
         ----------        -----------      ------------      ----------        -----------
         Common Stock      12,833,333       $0.025            $320,834          $40.65

--------------------------------------------------------------------------------

(1) Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the Over-the-Counter Bulletin Board on April 21, 2004.

                                EXPLANATORY NOTE

         The Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of registered shares of common stock which have been issued upon the grants of common stock to employees, non-employee directors and consultants of BIB Holdings, Ltd.

Prospectus

                               BIB HOLDINGS, LTD.

                        12,833,333 SHARES OF COMMON STOCK

                              ISSUABLE PURSUANT TO

                          2004 STOCK INCENTIVE PLAN AND

                             COMPENSATION AGREEMENTS

            This prospectus relates to the sale of up to 12,833,333 shares of common stock of BIB Holdings, Ltd. offered by certain holders of our securities acquired by their compensation agreements with BIB Holdings. Of such shares, we are registering 12,500,000 shares of common stock to be issued in connection with our 2004 Stock Incentive Plan. The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares by the selling stockholders. Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

         Our common stock trades on the Over-The-Counter Bulletin Board under the symbol "BIBO." On April 22, 2004, the closing sale price of the common stock was $0.03 per share. The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors" beginning on page 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is April 23, 2004.

                                TABLE OF CONTENTS

                                                                           PAGE

Prospectus Summary                                                           5
Risk Factors                                                                 6
Selling Stockholders                                                        12
Plan of Distribution                                                        14
Incorporation of Certain Documents by Reference                             15
Disclosure of Commission Position on Indemnification
  For Securities Act Liabilities                                            15
Available Information                                                       16

                               PROSPECTUS SUMMARY

GENERAL OVERVIEW

         We design import, sell and market branded and non-branded apparel. We have a showroom in New York, distribution center in Pennsylvania and a distribution center in Las Vegas, within a foreign trade zone that exempts shipments of our products to Mexico from duty taxes. We design, source and market a brand of jeanswear and apparel under the M. Sasson(R), Home Turf and New Terrain labels as well as private label. Product lines have included, sportswear, underwear, loungewear and outerwear, as well as accessories such as ties, hats, scarves, gloves, jewelry, backpacks, and small leather goods as well as apparel. We distribute our clothing via leading retailers, such as Wal*Mart, Sam's Club, T.J. Maxx, Century 21, J.C. Penney, Burlington Coat Factory, 7th Avenue and Swiss Colony, throughout the United States and abroad.

       Our principal offices are located at 7409 Oak Grove Avenue, Las Vegas, Nevada 89117; our telephone number is (702) 243-8809. We are a Nevada corporation.

THIS OFFERING

Shares of common stock outstanding prior to this offering............ 59,114,881

Shares offered in this prospectus.................................... 12,833,333

Total shares outstanding after this offering......................... 71,948,214

Use of proceeds...................        We will not receive any proceeds from
                                          the sale of the shares of common stock
                                          offered in this prospectus.

                                  RISK FACTORS


         Investment in our common stock involves a high degree of risk. You should consider the following discussion of risks as well as other information in this prospectus. The risks and uncertainties described below are not the only ones. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline.

         Except for historical information, the information contained in our SEC prospectuses are "forward-looking" statements about our expected future business and performance. Our actual operating results and financial performance may prove to be very different from what we might have predicted as of the date of this prospectus.


RISKS RELATING TO OUR COMPANY:

WE HAVE HAD LOSSES AND SUCH LOSSES MAY CONTINUE, WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.

         We had net loss of $3,190,012 for the year ended December 31, 2003 compared to net income of $154,422 for the fiscal year ended December 31, 2002. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

         We will require additional funds to sustain and expand our sales and marketing activities. We anticipate that we will require up to approximately $1,600,000 to fund our continued operations for the next twelve months, depending on revenue from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.

         The fashion apparel and accessory industry is extremely competitive and includes several companies which have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease it could have a materially adverse affect on our operating results.

WE MUST EXPAND SALES OF OUR EXISTING PRODUCTS AND SUCCESSFULLY INTRODUCE NEW PRODUCTS THAT RESPOND TO CONSTANTLY CHANGING FASHION TRENDS AND CONSUMER DEMANDS TO INCREASE REVENUES AND ATTAIN PROFITABILITY.

         Our success will depend on our ability to expand sales of our current products to new and existing customers, as well as the development or acquisition of new product designs and the acquisition of new licenses that appeal to a broad range of consumers. We have little control over the demand for our existing products, and we cannot assure you that the new products we introduce will be successfully received by consumers.

         Any failure on our part to anticipate, identify and respond effectively to changing consumer demands and fashion trends could adversely affect the acceptance of our products and leave us with a substantial amount of unsold inventory or missed opportunities. If that occurs, we may be forced to rely on markdowns or promotional sales to dispose of excess, slow-moving inventory, which may negatively affect our ability to achieve profitability. At the same time, our focus on tight management of inventory may result, from time to time, in our not having an adequate supply of products to meet consumer demand and may cause us to lose sales.

A SUBSTANTIAL PORTION OF OUR NET SALES AND GROSS PROFIT IS DERIVED FROM A SMALL NUMBER OF LARGE CUSTOMERS.

         Our five largest customers accounted for approximately 90.7% and 84.0% of our gross sales during fiscal years ending 2002 and 2003, respectively. Wal*Mart accounted for approximately 22% and 48% of our gross sales in fiscal 2002 and 2003, respectively. Sam's Club accounted for approximately 59% and 14% of our gross sales for fiscal 2002 and 2003, respectively. We do not enter into long-term agreements with any of our customers. Instead, we enter into a number of individual purchase order commitments with our customers. A decision by the controlling owner of a group of stores or any other significant customer, whether motivated by competitive conditions, financial difficulties or otherwise, to decrease the amount of merchandise purchased from us, or to change their manner of doing business with us, could have a material adverse effect on our financial condition and results of operations.

WE ARE DEPENDENT ON CERTAIN CONTRACTUAL RELATIONSHIPS TO GENERATE REVENUES, THE LOSS OF WHICH COULD SIGNIFICANTLY REDUCE REVENUE

         Our sales are dependent to a significant degree upon the contractual relationships we can establish with licensors to exploit, on a generally non-exclusive basis, proprietary rights in well-known logos, marks and characters. Although we believe we will continue to meet all of our material obligations under such license agreements, there can be no assurance that such licensing rights will continue or will be available for renewal on favorable terms. Failure to obtain new licenses or extensions on current licenses or to sell such products, for any reason, could have a significant negative impact on our revenue. Although we have not have significant revenues generated from licensed apparel and accessory products in the past, we recently signed an exclusive licensing agreement for the M. Sasson(R) brand upon which we are expending our time and resources. The loss of this license could result in significantly reduced revenues and operating losses.

THE SEASONAL NATURE OF OUR BUSINESS MAKES MANAGEMENT MORE DIFFICULT, SEVERELY REDUCES CASH FLOW AND LIQUIDITY DURING PARTS OF THE YEAR AND COULD FORCE US TO CURTAIL OPERATIONS

         Our business is seasonal. The majority of our marketing and sales activities take place from late fall to early spring. Our greatest volume of shipments and sales occur from late spring through the summer, which coincides with our second and third fiscal quarters. Our cash flow is strongest in the third and fourth fiscal quarters. Unfavorable economic conditions affecting retailers during the fall and holiday seasons in any year could have a material adverse effect on our results of operations for the year. We are likely to experience periods of negative cash flow throughout each year and a drop-off in business commencing each December, which could force us to curtail operations if adequate liquidity is not available. We cannot assure you that the effects of such seasonality will diminish in the future.

A   MANUFACTURER'S   INABILITY   TO  PRODUCE  OUR  GOODS  ON  TIME  AND  TO  OUR
SPECIFICATIONS COULD RESULT IN LOST REVENUE AND NET LOSSES

         We do not own or operate any manufacturing facilities and therefore depend upon independent third parties for the manufacture of all of our products. Our products are manufactured to our specifications by both domestic and international manufacturers. During fiscal 2003, approximately 43.3% of our products were manufactured in the United States and approximately 56.7% of our products were manufactured in foreign countries. During the twelve months ended December 31, 2002, approximately 15.3% of our products were manufactured in the United States and approximately 84.7% of our products were manufactured in foreign countries. The inability of a manufacturer to ship orders of our products in a timely manner or to meet our quality standards could cause us to miss the delivery date requirements of our customers for those items, which could result in cancellation of orders, refusal to accept deliveries or a reduction in purchase prices, any of which could have a material adverse effect as our revenues would decrease and we would incur net losses as a result of sales of the product, if any sales could be made. Because of the seasonality of our business, and the apparel and fashion business in particular, the dates on which customers need and require shipments of products from us are critical, as styles and consumer tastes change so rapidly in the apparel and fashion business, particularly from one season to the next. Further, because quality is a leading factor when customers and retailers accept or reject goods, any decline in quality by our third-party manufacturers could be detrimental not only to a particular order, but also to our future relationship with that particular customer.

IF WE NEED TO REPLACE MANUFACTURERS, OUR EXPENSES COULD INCREASE RESULTING IN SMALLER PROFIT MARGINS

         We compete with other companies for the production capacity of our manufacturers and import quota capacity. Some of these competitors have greater financial and other resources than we have, and thus may have an advantage in the competition for production and import quota capacity. If we experience a significant increase in demand, or if an existing manufacturer of ours must be replaced, we may have to expand our third-party manufacturing capacity. We cannot assure you that this additional capacity will be available when required on terms that are acceptable to us or similar to existing terms which we have with our manufacturers, either from a production standpoint or a financial standpoint. We enter into a number of purchase order commitments each season specifying a time for delivery, method of payment, design and quality specifications and other standard industry provisions, but do not have long-term contracts with any manufacturer. None of the manufacturers we use produces our products exclusively.

         Should we be forced to replace one or more of our manufacturers, particularly a manufacturer that we may rely upon for a substantial portion of its production needs, such as Pelican Industries, Inc., Nutex Industries, Inc. and Sri Renga Fashions and their affiliates, then we may experience an adverse financial impact, or an adverse operational impact, such as being forced to pay increased costs for such replacement manufacturing or delays upon distribution and delivery of our products to our customers, which could cause us to lose customers or lose revenues because of late shipments.

IF A MANUFACTURER OF OURS FAILS TO USE ACCEPTABLE LABOR PRACTICES, WE MIGHT HAVE DELAYS IN SHIPMENTS OR FACE JOINT LIABILITY FOR VIOLATIONS, RESULTING IN DECREASED REVENUE AND INCREASED EXPENSES

         While we require our independent manufacturers to operate in compliance with applicable laws and regulations, we have no control over the ultimate actions of our independent manufacturers. While our internal and vendor operating guidelines promote ethical business practices and our staff and buying agents periodically visit and monitor the operations of our independent manufacturers, we do not control these manufacturers or their labor practices. The violation of labor or other laws by an independent manufacturer of ours, or by one of our licensing partners, or the divergence of an independent manufacturer's or licensing partner's labor practices from those generally accepted as ethical in the United States, could interrupt, or otherwise disrupt the shipment of finished products to us or damage our reputation. Any of these, in turn, could have a material adverse effect on our financial condition and results of operations. In particular, the laws governing garment manufacturers in the State of California impose joint liability upon us and our independent manufacturers for the labor practices of those independent manufacturers. As a result, should one of our independent manufacturers be found in violation of state labor laws, we could suffer financial or other unforeseen consequences.

OUR TRADEMARK AND OTHER INTELLECTUAL PROPERTY RIGHTS MAY NOT BE ADEQUATELY PROTECTED OUTSIDE THE UNITED STATES, RESULTING IN LOSS OF REVENUE

         We believe that our trademarks, whether licensed or owned by us, and other proprietary rights are important to our success and our competitive position. In the course of our international expansion, we may, however, experience conflict with various third parties who acquire or claim ownership rights in certain trademarks. We cannot assure that the actions we have taken to establish and protect these trademarks and other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the trademarks and proprietary rights of others. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent as do the laws of the United States.

OUR BUSINESS IS EXPOSED TO DOMESTIC AND FOREIGN CURRENCY FLUCTUATIONS; NEGATIVE CHANGES IN EXCHANGE RATES COULD RESULT IN GREATER COSTS

         We generally purchase our products in U.S. dollars. However, we source most of our products overseas and, as such, the cost of these products may be affected by changes in the value of the relevant currencies. Changes in currency exchange rates may also affect the relative prices at which we and our foreign competitors sell products in the same market, resulting in higher costs to us. We currently do not hedge our exposure to changes in foreign currency exchange rates. We cannot assure you that foreign currency fluctuations will not have a material adverse impact on our financial condition and results of operations.

WE FACE INTENSE COMPETITION IN THE WORLDWIDE APPAREL AND ACCESSORY INDUSTRY.

         We face a variety of competitive challenges from other domestic and foreign fashion-oriented apparel and accessory producers, some of which may be significantly larger and more diversified and have greater financial and marketing resources than we have. We do not currently hold a dominant competitive position in any market. We compete with our competitors, including MUDD and LEI primarily on the basis of:

      - anticipating and responding to changing consumer demands in a timely manner,
      -     maintaining favorable brand recognition,
      - developing innovative, high-quality products in sizes, colors and styles that appeal to consumers,
      -     appropriately pricing products,
      -     providing strong and effective marketing support,
      -     creating an acceptable value proposition for retail customers,
      -     ensuring   product   availability   and   optimizing   supply  chain
            efficiencies with manufacturers and retailers, and
      - obtaining sufficient retail floor space and effective presentation of our products at retail.

A DOWNTURN IN THE ECONOMY MAY AFFECT CONSUMER PURCHASES OF DISCRETIONARY ITEMS, WHICH COULD ADVERSELY AFFECT OUR SALES.

The fashion apparel and accessory industry in which we operate are cyclical. Many factors affect the level of consumer spending in the apparel, accessories and craft industries, including, among others:

      -     general business conditions,
      -     interest rates,
      -     the availability of consumer credit,
      -     taxation, and
      -     consumer confidence in future economic conditions.

         Consumer purchases of discretionary items, including accessory and apparel products, including our products, may decline during recessionary periods and also may decline at other times when disposable income is lower. A downturn in the economies in which we sell our products, whether in the United States or abroad, may adversely affect our sales.

OUR PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS WILL OWN A CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT.

         Upon completion of this offering our officers and directors will, in the aggregate, beneficially own approximately 68.2% of our outstanding common stock. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

         o        election of our board of directors;
         o        removal of any of our directors;
         o        amendment of our certificate of incorporation or bylaws; and
         o adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

     As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

RISKS RELATING TO OUR COMMON STOCK:

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET.

         As of April 21, 2004, we had 59,114,881 shares of our Common Stock issued and outstanding of which we believe 47,146,138 shares to be restricted shares. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of a company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of our company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning our company. In such an event, "restricted securities" would be eligible for sale to the public at an earlier date. The sale in the public market of such shares of common stock may adversely affect prevailing market prices of our common stock.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

         Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the options. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


                                     SHARES BENEFICIALLY OWNED                             SHARES BENEFICIALLY OWNED
                                -----------------------------------                    ----------------------------------
                                       PRIOR TO THE OFFERING              TOTAL                AFTER THE OFFERING
             NAME                     NUMBER            PERCENT       SHARES OFFERED        NUMBER           PERCENT
-------------------------------------------------------------------------------------------------------------------------
Robert Sautter                           3,000,000             4.8%         3,000,000                 0               0%

Jeff Kaplan                              3,000,000 (1)         4.8%         2,500,000 (1)       500,000               *

Olga Savelov                             2,750,000             4.4%         2,750,000                 0               0%

Scott Allinson                           1,000,000             1.7%         1,000,000                 0               0%

Ian Binder                                 125,000                *           125,000                 0               0%

All Officers and Directors as            9,875,000            14.3%         9,375,000           500,000                *
a Group (5 persons)


         * Less than one percent.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. Shares owned prior to the offering include the shares issuable upon exercise of the options set forth in the "Total Shares Offered" column. The above percentages are based on 59,114,881 shares of common stock outstanding prior to the offering and 71,948,214 shares of common stock outstanding after the offering.

         Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them. Percentages are based upon the assumption that each shareholder has exercised all of the currently exercisable options he or she owns which are currently exercisable or exercisable within 60 days and that no other shareholder has exercised any options he or she owns. The address of each of the above selling shareholders is c/o BIB Holdings, Ltd., 7409 Oak Grove Ave., Las Vegas, Nevada 89117.

(1) Includes 500,000 shares of common stock and 2,500,000 options, of which the 2,500,000 shares of common stock issuable upon exercise of the options are being registered pursuant to this prospectus.

                              PLAN OF DISTRIBUTION

         Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

                     INFORMATION INCORPORATED BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

      o     Reference is made to the Registrant's  annual report on Form 10-KSB,
            as  filed  with  the  SEC  on  March  18,  2004,   which  is  hereby
            incorporated by reference.

         We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Gail Binder, Chief Executive Officer, BIB Holdings, Ltd., 7409 Oak Grove Avenue, Las Vegas, Nevada 89117.

DISCLOSURE  OF  COMMISSION   POSITION  ON  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES

         Our By-laws, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     ADDITIONAL INFORMATION AVAILABLE TO YOU

         This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the SEC:
Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. You can obtain copies from the public reference room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is quoted on The Over-The-Counter Bulletin Board. Reports, proxy and information statements and other information concerning us may be inspected at The Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006.

         No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

                            ------------------------

                        12,833,333 SHARES OF COMMON STOCK

                            ------------------------
                                   PROSPECTUS

                                 _______________

                                 April 23, 2004

                                     PART I

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 2004 Incentive Stock Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

         Of the 12,500,000 shares being registered for issuance under the 2004 Incentive Stock Plan, 7,295,000 shares planned for issuance will be subject to a lock-up agreement whereby the recipient of the shares will agree to lock-up the shares except pursuant to Rule 144 under the Securities Act of 1933.

ITEM 2.  REGISTRANT INFORMATION; THE 2004 STOCK INCENTIVE PLAN.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) or additional information about the 2004 Incentive Stock Plan are available without charge by contacting:

Gail Binder, CEO
BIB Holdings, Ltd.
7409 Oak Grove Avenue
Las Vegas, Nevada 89117

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

      o     Reference is made to the Registrant's  annual report on Form 10-KSB,
            as  filed  with  the  SEC  on  March  18,  2004,   which  is  hereby
            incorporated by reference.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Bylaws provide that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Nevada law. The Company's Bylaws further provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

         Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         None.

ITEM 8.  EXHIBITS.

         EXHIBIT
         NUMBER   EXHIBIT

         4.1      2004 Stock Incentive Plan

         4.2      Consulting Agreement with Rachael Kreisler

         5.1      Opinion of Sichenzia Ross Friedman Ference LLP

        23.1      Consent of Lazar Levine & Felix LLP.

        23.2 Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada and the City of New York, State of New York on April 23, 2004.

                                            BIB HOLDINGS, LTD.

                                            By:/s/ GAIL BINDER
                                            ---------------------------------
                                            Gail Binder
                                            Chief Executive Officer, Director

                                            By:/s/ JEFFREY KAPLAN
                                            ---------------------------------
                                            Jeffrey Kaplan
                                            Chief Financial Officer


         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated, on April 23, 2004.


                                            By:/s/ MARK BINDER
                                            ---------------------------------
                                            Mark Binder
                                            Director

                                            By:/s/ GAIL BINDER
                                            ---------------------------------
                                            Gail Binder
                                            Director

                                            By:/s/ OLGA SAVELOV
                                            ---------------------------------
                                            Olga Savelov
                                            Director

                                            By:/s/ ROBERT SAUTTER
                                            ---------------------------------
                                            Robert Sautter
                                            Director

                                            By:/s/ SCOTT ALLINSON
                                            ---------------------------------
                                            Scott Allinson
                                            Director

                                            By:/s/ MARTIN LEVIN
                                            ---------------------------------
                                            Martin Levin
                                            Director